Consent of Independent Registered Public Accounting Firm


As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated December 23, 2005 on the financial statements of Dreman Contrarian Large Cap Value Fund, Dreman Contrarian Mid Cap Value Fund, and Dreman Contrarian Small Cap Value Fund as of October 31, 2005 and for the periods indicated therein and to the references to our firm in the prospectus and the Statement of Additional Information in this Post-Effective Amendment to Unified Series Trust's Registration Statement on Form N-1A (File No. 333-100654).





Cohen McCurdy, Ltd.
Westlake, Ohio
February 28, 2006